UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

CONSOLIDATED CAPITAL PROPERTIES IV

(Exact name of Registrant as specified in its charter)

            California

        0-11002

       94-2768742

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Consoldiated Capital Properties IV, a California limited partnership (the “Registrant”), owns a 100% interest in CCP IV Associates, Ltd., a Texas limited partnership (the “Partnership”).  On November 30, 2007, the Partnership refinanced the mortgage debt encumbering one of its investment properties, Village East Apartments, located in Colorado Springs, Colorado. The refinancing replaced the existing mortgage debt, which at the time of refinancing had a principal balance of $2,000,000, with a new mortgage loan in the principal amount of $3,100,000. The new loan was refinanced under a secured real estate credit facility (“Secured Credit Facility”) with AEGON USA Realty Advisors, Inc., as agent for Transamerica Occidental Life Insurance Company.  The Secured Credit Facility has a maturity of October 1, 2010, with two one year extension options. The new mortgage note requires monthly payments of interest only beginning on January 1, 2008, through the October 1, 2010 maturity date, at which date the entire principal balance of $3,100,000 is due.  The new loan has a variable interest rate of the one-month LIBOR rate plus 0.78%, which rate at November 30, 2007 is 5.58% per annum, and resets monthly.  The variable interest rate may increase to the one-month LIBOR rate plus 0.98% if the debt service coverage ratio of the investment property decreases below a prescribed threshold. The Secured Credit Facility provides mortgage loans on properties owned by other partnerships that are affiliated with the general partner of the Partnership and Registrant. The Secured Credit Facility creates separate loans for each property that are not cross-collateralized or cross-defaulted with the other property loans. The loans are prepayable without penalty.  As a condition of the Secured Credit Facility, the lender required AIMCO Properties, L.P., an affiliate of the Partnership and Registrant, to guarantee certain recourse obligations and liabilities of the Partnership with respect to the new mortgage financing.

In accordance with the terms of the loan agreement relating to the new mortgage, the payment of the mortgage may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement, occurs. Events of Default include, but are not limited to, nonpayment of monthly interest and reserve requirements and nonpayment of amounts outstanding on or before the maturity date.

The foregoing description is qualified in its entirety by reference to the Deed of Trust, Security Agreement and Fixture Filing, Secured Promissory Note and Carveout Guarantee and Indemnity Agreement copies of which are filed as exhibits 10.134, 10.135 and 10.136.

In accordance with the Registrant’s partnership agreement, the Registrant’s general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transaction will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

  The following exhibits are filed with this report:

10.134

Deed of Trust, Security Agreement and Fixture Filing between CCP IV Associates, Ltd., a Texas limited partnership and Transamerica Occidental Life Insurance Company, an Iowa corporation dated November 30, 2007.

10.135

Secured Promissory Note between CCP IV Associates, Ltd., a Texas limited partnership and Transamerica Occidental Life Insurance Company, an Iowa corporation dated November 30, 2007.

10.136

Carveout Guarantee and Indemnity Agreement between AIMCO Properties, L.P., a Delaware limited partnership and Transamerica Occidental Life Insurance Company, an Iowa corporation dated November 30, 2007.

*

Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

December 6, 2007